Exhibit 1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-191262) pertaining to the Voya 401(k) Savings Plan of Voya Financial, Inc. of our report dated June 25, 2025, with respect to the financial statements and supplemental schedule of the Voya 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2024.

/s/ Mitchell & Titus, LLP

New York, New York
June 25, 2025